                                                                    EXHIBIT 99.1

[GRACE NEWS LOGO OMITTED]
                                                  CORPORATE COMMUNICATIONS

                                                  W. R. Grace & Co.
                                                  7500 Grace Drive
                                                  Columbia, MD 21044



CONTACT:  Media Relations:                Investor Relations:
          Greg Euston                     Bridget Sarikas
          (212) 213-7060                  (410) 531-4194



                  GRACE REPORTS FIRST QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, April 22, 2003 -- W. R. Grace & Co. (NYSE: GRA) today reported that 2003 first quarter sales totaled $444.8 million compared with $412.9 million in the prior year quarter, a 7.7% increase. Favorable currency translation effects from a weaker U.S. dollar accounted for 6.1% of the increase, with revenue from acquisitions and added volume in certain product lines also contributing. First quarter net results were a $(2.3) million loss, or $(0.04) per share, compared with net income of $12.4 million, or $0.19 per share, in the first quarter of 2002. Pre-tax income from core operations in the first quarter of 2003 was $13.5 million compared with $33.8 million in the first quarter of 2002. Operating results were adversely affected by economic weakness, particularly in U.S. commercial construction, and by higher manufacturing and petroleum-based raw material costs. The 2003 first quarter also includes higher environmental litigation costs and, like most industrial companies, added pension expense to account for poor investment returns in recent years. Chapter 11 related expenses were $2.7 million in the quarter.

 "The first quarter presented unique challenges for a global company like Grace," said Grace Chairman, President and Chief Executive Officer Paul J. Norris. "The weaker dollar helped our reported sales, but the continued softness in the economy yielded little in the way of real growth. Our costs and expenses were adversely affected by war-related uncertainties, added pension costs and abnormally high manufacturing costs, partially due to the severe winter in the U.S. Our challenge for the rest of the year is to maximize the benefits from our productivity and six sigma activities, and to capitalize on what we hope will be improving economic conditions."



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CORE OPERATIONS
---------------

DAVISON CHEMICALS

CATALYST AND SILICA PRODUCTS

First quarter sales for the Davison Chemicals segment were $239.1 million, up 11.8% from prior year quarter sales of $213.9 million. Excluding favorable currency translation impacts, sales were up 3.3% for the quarter, primarily attributable to catalyst acquisitions and volume growth in silica products. Sales of catalyst products, which include refining catalysts, polyolefin catalysts and other chemical catalysts, were up 9.7% compared with the prior year quarter, as a result of currency effects and acquisitions in polyolefin and hydroprocessing catalyst segments. Sales of silica products were up 16.9% compared with the first quarter of 2002 (5.9% excluding currency translation impacts), primarily from growth programs in coatings, digital printing and separations applications, and added volume in North America and Europe.

Operating income of the Davison Chemicals segment was $20.3 million, 20.7% lower than the 2002 first quarter; operating margin was 8.5%, about 3.5 percentage points lower than the prior year quarter. Operating income and margins in the first quarter of 2003 were negatively affected by higher manufacturing costs, primarily due to production difficulties and unusual maintenance requirements, exacerbated by severe weather in the mid-Atlantic region of the United States.


PERFORMANCE CHEMICALS

CONSTRUCTION CHEMICALS, BUILDING MATERIALS, AND SEALANTS AND COATINGS

First quarter sales for the Performance Chemicals segment were $205.7 million, up 3.4% from the prior year quarter, primarily from favorable currency translation impacts. Volume gains outside of North America were offset by weakness in North America, where commercial construction activity was about 10% lower than last year. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were up 8.6% versus the year-ago quarter (4.5% excluding currency translation impacts). Sales were strong in geographic regions other than North America, reflecting the success of new product programs and sales initiatives in key economies worldwide. Sales of specialty building materials, which include waterproofing and fire


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protection products, were down 6.5% (down 8.7% before translation impacts)
compared with a strong first quarter in 2002. The decline reflects softness in North American construction and re-roofing activity, due partly to severe weather and partly to the effects of new building codes that permit less fire protection materials for structural steel used in commercial buildings. Sales of specialty sealants and coatings, which include container sealants, coatings and polymers, were up 5.5% compared with the first quarter of 2002 (up 1.5% before the effect of currency translation), reflecting growth initiatives in coatings and closure compounds, particularly in Europe and Asia.

Operating income for the Performance Chemicals segment was $12.1 million, compared with $18.6 million in the prior year quarter. Operating margin of 5.9% was well below the 2002 first quarter margin of 9.3%, reflecting higher costs and an unfavorable regional product mix. Operating income, although favorably impacted by sales growth in construction chemicals (outside North America) and sealants and coatings, was adversely affected by lower sales of building materials. Other factors causing lower margins were higher costs of petroleum-based raw materials, transportation fuels and related operating costs.


CORPORATE COSTS

First quarter corporate costs related to core operations increased $8.5 million, totaling $18.9 million for the quarter. The increase is primarily attributable to added costs for pensions, largely related to negative economic factors impacting equity markets and interest rates in recent years.


CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001 Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S. subsidiaries were not a part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the Bankruptcy Court.

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The Bankruptcy Court had established a bar date of March 31, 2003 for claims of general unsecured creditors, asbestos property damage claims and medical monitoring claims related to asbestos. The bar date did not apply to asbestos-related bodily injury claims or claims related to Zonolite(R) Attic Insulation, which will be dealt with separately. Claims submitted by the bar date are being catalogued and evaluated. It will likely take several months to assess the validity of the claims filed and to develop a plan to address these claims through the bankruptcy process.


CASH FLOW AND LIQUIDITY
-----------------------

Grace's cash flow provided by operating activities was $9.4 million for the first quarter of 2003, compared with $6.9 million for the first quarter of 2002. Pre-tax income from core operations before depreciation and amortization was 32.6% lower than 2002. This decline was more than offset by working capital improvements relative to the prior year. Cash used for investing activities was $18.6 million for the quarter, primarily for construction of a new catalyst facility in Lake Charles, Louisiana, and for capital replacements.

At March 31, 2003, Grace had available liquidity in the form of cash ($275.0 million), net cash value of life insurance ($87.7 million) and unused credit under its debtor-in-possession facility ($225.4 million). Grace believes that these sources and amounts of liquidity are sufficient to support its strategic initiatives and Chapter 11 proceedings for the foreseeable future. The term of Grace's $250 million debtor-in-possession credit facility was extended for up to three years through April 2006.


NONCORE LIABILITIES AND CONTINGENCIES
-------------------------------------

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental remediation claims, tax disputes and other potential obligations), are subject to compromise under the Chapter 11 process. The Chapter 11 proceedings, including litigation and the claims resolution process, could result in allowable claims that differ materially from recorded amounts. Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities. See


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Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.


                                    * * * * *

Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals, building materials, and sealants and coatings. With annual sales of approximately $1.8 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's Web site at www.grace.com.

                                      * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends", "targets", "will," "expects," "anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, which have been filed with the SEC.














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[GRACE NEWS LOGO OMITTED]


======================================================================== ===========================================
W.R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                                                 THREE MONTHS ENDED
(UNAUDITED)                                                                                MARCH 31,
======================================================================== ===========================================
Amounts in millions, except per share amounts                                    2003                  2002
------------------------------------------------------------------------ --------------------- ---------------------
Net sales                                                                      $ 444.8               $ 412.9
Other income                                                                       5.8                   6.1
                                                                         --------------------- ---------------------
                                                                                 450.6                 419.0
                                                                         --------------------- ---------------------

Cost of goods sold, exclusive of depreciation and amortization
      shown separately below                                                     296.6                 259.7
Selling, general and administrative expenses, exclusive of net
      pension expense shown separately below                                      91.8                  83.5
Depreciation and amortization                                                     24.7                  22.9
Research and development expenses                                                 14.1                  12.8
Net pension expense                                                               13.5                   5.1
Interest expense and related financing costs                                       4.2                   4.8
Provision for environmental remediation                                            2.0                   3.8
                                                                         --------------------- ---------------------
                                                                                 446.9                 392.6
                                                                         --------------------- ---------------------
Income before Chapter 11 expenses, income taxes,
      and minority interest                                                        3.7                  26.4

Chapter 11 expenses, net                                                          (2.7)                 (4.4)
Provision for income taxes                                                        (3.1)                (10.1)
Minority interest in consolidated entities                                        (0.2)                  0.5
                                                                         --------------------- ---------------------
NET (LOSS) INCOME                                                              $  (2.3)              $  12.4
======================================================================== ===================== =====================
BASIC (LOSS) EARNINGS PER COMMON SHARE                                         $ (0.04)              $  0.19

Average number of basic shares                                                    65.5                  65.4

DILUTED (LOSS) EARNINGS PER COMMON SHARE                                       $ (0.04)              $  0.19

Average number of diluted shares                                                  65.5                  65.4
======================================================================== ===================== =====================


Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Quarterly Report on Form 10-Q. Any changes not deemed to be material will be reflected in the Form 10-Q. Any changes deemed to be material will be promptly disclosed.







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=================================================================================================================
W.R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                                    THREE MONTHS ENDED
(UNAUDITED)                                                                  MARCH 31,
================================================ ================================================================
                                                                                                     %
Amounts in millions                                       2003                2002                 Change
------------------------------------------------ -------------------- -------------------- ----------------------
NET SALES:

   DAVISON CHEMICALS
     Catalyst products..........................        $ 168.0             $  153.1               9.7%
     Silica products............................           71.1                 60.8              16.9%
------------------------------------------------ -------------------- -------------------- ----------------------
  TOTAL DAVISON CHEMICALS                                 239.1                213.9              11.8%
------------------------------------------------ -------------------- -------------------- ----------------------

   PERFORMANCE CHEMICALS
     Construction chemicals.....................           90.8                 83.6               8.6%
     Building materials.........................           53.5                 57.2              (6.5%)
     Sealants and  coatings.....................           61.4                 58.2               5.5%
------------------------------------------------ -------------------- -------------------- ----------------------
  TOTAL PERFORMANCE CHEMICALS                             205.7                199.0               3.4%
------------------------------------------------ -------------------- -------------------- ----------------------
TOTAL GRACE SALES                                       $ 444.8             $  412.9               7.7%
================================================ ==================== ==================== ======================

PRE-TAX OPERATING INCOME (a)(b):
  Davison Chemicals.............................        $  20.3             $   25.6             (20.7%)
  Performance Chemicals.........................           12.1                 18.6             (34.9%)
  Corporate costs...............................          (18.9)               (10.4)            (81.7%)
------------------------------------------------ -------------------- -------------------- ----------------------
PRE-TAX INCOME FROM CORE OPERATIONS                        13.5                 33.8             (60.1%)
------------------------------------------------ -------------------- -------------------- ----------------------

PRE-TAX (LOSS) FROM NONCORE ACTIVITIES..........           (7.0)                (2.9)               NM
------------------------------------------------ -------------------- -------------------- ----------------------
Interest expense................................           (4.2)                (4.8)             12.5%
Interest income.................................            1.2                  0.8              50.0%
------------------------------------------------ -------------------- -------------------- ----------------------
     INCOME BEFORE CHAPTER 11  EXPENSES AND
     INCOME TAXES                                           3.5                 26.9             (87.0%)
Chapter 11 expenses, net........................           (2.7)                (4.4)             38.6%
Provision for income taxes......................           (3.1)               (10.1)             69.3%
------------------------------------------------ -------------------- -------------------- ----------------------

     NET (LOSS) INCOME                                  $  (2.3)            $   12.4            (118.5%)
=================================================================================================================

=================================================================================================================
KEY FINANCIAL MEASURES:
   Pre-tax income from core operations as a
       percentage of sales......................            3.0%                 8.2%             (5.2) pts
   Pre-tax income from core operations before
       depreciation and amortization (a)........        $  38.2             $   56.7             (32.6%)
       As a percentage of sales.................            8.6%                13.7%             (5.1) pts
================================================ ==================== ==================== ======================
NET SALES BY REGION:
   North America ...............................        $ 204.2             $  202.6               0.8%
   Europe.......................................          154.8                125.0              23.8%
   Asia Pacific.................................           61.4                 59.7               2.8%
   Latin America................................           24.4                 25.6              (4.7%)
------------------------------------------------ -------------------- -------------------- ----------------------
TOTAL                                                   $ 444.8             $  412.9               7.7%
=================================================================================================================

Note (a): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.

Note (b): Pre-tax operating income for all periods presented reflects a reallocation of the cost of earned pension benefits of active participants from corporate to the respective business segments.

NM - Not Meaningful


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
======================================================================================================================
W.R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS                                                       THREE MONTHS ENDED
(UNAUDITED)                                                                                      MARCH 31,
======================================================================================================================
Amounts in millions                                                                        2003             2002
                                                                                      --------------   -------------
OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes, and minority interest.............   $      3.7       $      26.4
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ................................................         24.7              22.9
     Interest accrued on pre-petition debt subject to compromise...................          2.9               3.4
     Loss on disposal of assets....................................................          0.3               0.2
     Provision for environmental remediation.......................................          2.0               3.8
     Net income from life insurance policies.......................................         (3.1)             (2.9)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Increase in working capital items.........................................        (18.2)            (42.5)
         Expenditures for asbestos-related litigation .............................         (2.3)             (1.5)
         Proceeds from asbestos-related insurance .................................          1.1               1.0
         Expenditures for environmental remediation ...............................         (2.8)             (3.8)
         Expenditures for postretirement benefits .................................         (3.1)             (4.6)
         Expenditures for retained obligations of discontinued operations..........         (0.3)             (1.0)
         Changes in accruals and other non-cash items..............................         12.6              13.0
                                                                                      --------------   -------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE INCOME TAXES AND CHAPTER 11
     EXPENSES......................................................................         17.5              14.4
Chapter 11 expenses paid, net .....................................................         (3.8)             (2.9)
Income taxes paid, net of refunds..................................................         (4.3)             (4.6)
                                                                                      --------------   -------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES ....................................          9.4               6.9
                                                                                      --------------   -------------
INVESTING ACTIVITIES
Capital expenditures ..............................................................        (18.0)            (13.2)
Businesses acquired in purchase transactions, net of cash acquired ................          --              (25.0)
Investment in life insurance policies .............................................         (4.9)            (12.6)
Proceeds from life insurance policies..............................................          3.6               6.2
Proceeds from disposals of assets .................................................          0.7               0.6
                                                                                      --------------   -------------
     NET CASH USED FOR INVESTING ACTIVITIES .......................................        (18.6)            (44.0)
                                                                                      --------------   -------------
FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.............         (0.9)             (2.1)
Borrowings under credit facilities, net of repayments .............................         (0.1)             (0.4)
Borrowings (fees paid) under debtor-in-possession facility.........................         (2.2)             20.0
Repayment of borrowings under debtor-in-possession facility .......................          --              (20.0)
                                                                                      --------------   -------------
     NET CASH USED FOR FINANCING ACTIVITIES .......................................         (3.2)             (2.5)
                                                                                      --------------   -------------
Effect of currency exchange rate changes on cash and cash equivalents .............          4.4              (0.6)
                                                                                      --------------   -------------
     DECREASE IN CASH AND CASH EQUIVALENTS ........................................         (8.0)            (40.2)
Cash and cash equivalents, beginning of period ....................................        283.0             191.4
                                                                                      --------------   -------------
Cash and cash equivalents, end of period ..........................................   $    275.0       $     151.2
====================================================================================================================
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W.R. GRACE & CO. AND SUBSIDIARIES                                                      MARCH 31,             DECEMBER 31,
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                                   2003                    2002
=================================================================================  ==================     =====================
Amounts in millions, except par value and shares
ASSETS
CURRENT ASSETS
Cash and cash equivalents .......................................................   $        275.0          $        283.0
Accounts and other receivables, net .............................................            313.2                   311.3
Inventories .....................................................................            191.7                   172.4
 Deferred income taxes ..........................................................             27.5                    28.0
Other current assets.............................................................             25.2                    35.7
                                                                                   ------------------     ---------------------
     TOTAL CURRENT ASSETS .......................................................            832.6                   830.4

Properties and equipment, net....................................................            620.6                   620.8
Goodwill ........................................................................             65.9                    65.2
Cash value of life insurance policies, net of policy loans.......................             87.7                    82.4
Deferred income taxes ...........................................................            573.6                   566.7
Asbestos-related insurance expected to be realized after one year................            281.6                   282.6
Other assets ....................................................................            249.7                   239.6
                                                                                   ------------------     ---------------------
     TOTAL ASSETS ...............................................................   $      2,711.7          $      2,687.7
                                                                                   ==================     =====================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ....................................................   $          3.4          $          3.4
Accounts payable ................................................................            118.6                    98.2
Income taxes payable ............................................................             11.8                    11.4
Other current liabilities .......................................................            112.1                   130.3
                                                                                   ------------------     ---------------------
     TOTAL CURRENT LIABILITIES ..................................................            245.9                   243.3

Deferred income taxes ...........................................................             31.2                    30.5
Other liabilities ...............................................................            313.8                   301.3
                                                                                   ------------------     ---------------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE ................................            590.9                   575.1

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest..........................................            541.7                   538.8
Accounts payable.................................................................             32.1                    32.4
Income taxes payable.............................................................            232.6                   227.8
Asbestos-related liability.......................................................            970.9                   973.2
Other liabilities................................................................            558.4                   562.5
                                                                                   ------------------     ---------------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE.....................................          2,335.7                 2,334.7
                                                                                   ------------------     ---------------------
     TOTAL LIABILITIES...........................................................          2,926.6                 2,909.8
                                                                                   ------------------     ---------------------
SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.....................................................................              0.8                     0.8
Paid-in-capital .................................................................            432.2                   433.0
Accumulated deficit..............................................................           (118.0)                 (115.7)
Treasury stock, at cost..........................................................           (136.1)                 (137.0)
Accumulated other comprehensive loss ............................................           (393.8)                 (403.2)
                                                                                   ------------------     ---------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)........................................           (214.9)                 (222.1)
                                                                                   ------------------     ---------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) .......................   $      2,711.7          $      2,687.7
===============================================================================================================================